SEC13F.LNS                   GAMCO INVESTORS, INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 03/31/01
                         RUN DATE: 05/14/01  8:27 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,511

FORM 13F INFORMATION TABLE VALUE TOTAL:
$17,613,767,243



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME


28-1887				GABELLI FUNDS, LLC